EXHIBIT 10.29

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

SLIDE INSURANCE COMPANY

AGREEMENT MASTER NO. 77203

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

TABLE OF CONTENTS

to

AGREEMENT OF REINSURANCE

MASTER NO. 77203

between

SLIDE INSURANCE COMPANY

and

GENERAL REINSURANCE CORPORATION

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

AGREEMENT OF REINSURANCE

MASTER NO. 77203

between

SLIDE INSURANCE COMPANY

4221 W Boy Scout Blvd., Suite 200

Tampa, Florida 33607

(herein referred to as the “Company”)

and

GENERAL REINSURANCE CORPORATION

a Delaware corporation

having its principal offices at

[***]

(herein referred to as the “Reinsurer”)

GENERAL ARTICLES

In consideration of the promises set forth in this Agreement, the parties agree as follows:

Article I – SCOPE OF AGREEMENT

As a condition precedent to the Reinsurer’s obligations under this Agreement, the Company shall cede to the Reinsurer the business described in this Agreement, and the Reinsurer shall accept such business as reinsurance from the Company.

This Agreement is comprised of the General Articles and the Exhibit(s) listed below (including the Treaty ID number(s) associated therewith) and each Exhibit which may be made a part of this Agreement. The terms of the General Articles and of the Exhibit(s) shall determine the rights and obligations of the parties. The terms of the General Articles shall apply to each Exhibit unless specifically amended therein. In the event of termination of all the Exhibits made a part of this Agreement, the General Articles shall automatically terminate when the liability of the Reinsurer under said Exhibits ceases.

EXHIBIT A – EXCESS OF LOSS REINSURANCE (Per Risk) of

Commercial Residential Property Business

(Treaty ID No.5024310)

Article II – PARTIES TO THE AGREEMENT

This Agreement is solely between the Company and the Reinsurer. Except as otherwise expressly provided in the article entitled INSOLVENCY OF THE COMPANY:

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(a)	When more than one company is named as a party to this Agreement, the first company named shall be the agent of the other companies as to all matters pertaining to this Agreement.

(b)	In no instance shall any insured of the Company, any claimant against an insured of the Company, or any other third party have any rights under this Agreement.

Article III – MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurer, the Company shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or settlement of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. All payments of claims or losses by the Company within the terms and limits of its policies which are within the limits set forth in the applicable Exhibit shall be binding on the Reinsurer, subject to the terms of this Agreement.

Article IV – RECOVERIES

The Company shall pay to or credit the Reinsurer with the Reinsurer’s portion of any recovery obtained from salvage, subrogation, other insurance, or otherwise. Adjustment Expense for recoveries shall be deducted from the amount recovered. However, if the Adjustment Expense incurred in obtaining recoveries exceeds the amount recovered, if any, the excess Adjustment Expense shall be apportioned between the parties in proportion to the liability of each party for the loss before the recovery was obtained.

The Reinsurer shall be subrogated to the rights of the Company to the extent of its loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or other parties or to assign these rights to the Reinsurer.

If the reinsurance under an Exhibit is on a share basis, the recoveries shall be apportioned between the parties in the same ratio as the amounts of their liabilities bear to the loss. If the reinsurance under an Exhibit is on an excess basis, recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.

Article V – PREMIUM REPORTS AND REMITTANCES

Premium reports and reinsurance premiums or other amounts due either party shall be remitted by a method mutually agreed between the Company and the Reinsurer.

Article VI – ERRORS AND OMISSIONS

The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

Article VII – SPECIAL ACCEPTANCES

Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

Article VIII – RESERVES AND TAXES

The Reinsurer shall maintain the required reserves as to the Reinsurer’s portion of unearned premium, if any, claims, losses, and Adjustment Expense.

In consideration of the terms under which this Agreement is issued, the Company shall not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

The premium hereon is not subject to Federal Excise Tax, nor is the Reinsurer subject to any withholding under the Foreign Account Tax Compliance Act (“FATCA”). Upon the Company’s request, the Reinsurer shall promptly provide the Company with documentation confirming that the Reinsurer is not subject to any withholding under FATCA.

Article IX – OFFSET

The Company or the Reinsurer may offset any balance, whether on account of premium, commission, claims or losses, Adjustment Expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Company and the Reinsurer.

Article X – INSPECTION OF RECORDS

The Company shall allow the Reinsurer to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including the Company’s files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurer. The Reinsurer shall be permitted to make copies of such records at its own expense. The Reinsurer’s right of inspection shall continue after the termination of this Agreement.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Article XI – CONFIDENTIALITY

All terms and conditions of this Agreement and any materials provided in the course of inspection will be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to the Reinsurer’s retrocessionaires, financial auditors, governing regulatory bodies, legal counsel, arbitrator(s), or subsidiary reinsurers. Disclosing this information beyond the exceptions set forth above, or using this information for any purpose beyond the scope of this Agreement or the Reinsurer’s proprietary analyses, is expressly forbidden without the prior consent of the Company. This Article shall survive the termination of this Agreement.

Article XII – TRIA INUREMENT

As respects any “insured loss”, as defined in the Terrorism Risk Insurance Act of 2002 as subsequently amended (“the Act”), for which the Reinsurer makes a payment to the Company under this Agreement, the following provisions shall apply.

If the sum of:

(a)	Financial assistance provided under the Act to the Company and its affiliates, if any, (as “affiliate” is defined in the Act) with respect to all “insured loss” that applies to each calendar year; and

(b)

Amounts recoverable by the Company and its affiliates, if any, under all reinsurance which the Company and its affiliates, if any, purchase, including but not limited to this reinsurance, all other treaty reinsurance and all facultative reinsurance, for any such “insured loss”, exceeds the amount of the Company’s and its affiliates’, if any, gross “insured loss”, the excess amount shall be allocated to the Reinsurer in the ratio that the Reinsurer’s liability for the “insured loss” under this Agreement bears to the total recoverable reinsurance for the “insured loss” under (b) above.

Upon receipt of payment under the Act by the Company and its affiliates, if any, the Company shall pay to or credit the Reinsurer under this Agreement with the Reinsurer’s share of such excess amount determined in accordance with the preceding paragraph.

Article XIII – ARBITRATION

All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.

The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.

Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be disinterested and shall be active or retired officers of property or casualty insurance or reinsurance companies.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.

Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.

The arbitration shall be held at the times and places agreed upon by the arbitrators.

Article XIV – INSOLVENCY OF THE COMPANY

When more than one company is named as a party to this Agreement, this Article shall apply severally to each such company.

In the event of a conflict between any provisions of this Article and the laws of the Company’s domiciliary state, this Article shall be automatically amended to conform fully to such laws.

In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator, with reasonable provision for verification, on the basis of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim, except where this Agreement, or other written agreement, specifically provides another payee of such reinsurance in the event of insolvency.

The Reinsurer shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim and to interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defenses which it may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

Article XV – SEVERABILITY

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Article XVI – GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to choice of law rules.

Article XVII – SANCTION LIMITATION AND EXCLUSION

The Reinsurer shall not be deemed to provide cover and the Reinsurer shall not be liable to pay any claim or provide any benefit under this Agreement to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose the Reinsurer to any sanction, prohibition or restriction applicable to the Reinsurer.

Article XVIII – ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties with respect to the business reinsured hereunder. Any change or modification to this Agreement shall be made by written amendment to this Agreement and signed by the parties hereto.

Article XIX – MODE OF EXECUTION

The Reinsurer and the Company agree that this Agreement and all amendments hereto may be executed as follows:

(a)	By an original written ink signature of paper documents; or

(b)	By an exchange of facsimile copies or digitally scanned copies showing the original written ink signature of paper documents; or

(c)	By an electronic signature employing any technology to capture a person’s signature, provided the signature is verifiable and is linked to the document signed.

The use of any one or a combination of these modes of execution will constitute a legally binding and valid signature.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed through their duly authorized representatives,

SLIDE INSURANCE COMPANY

this 3rd day of January, 2025,

DATE SIGNED BY COMPANY

/s/ Rick Hanson
COMPANY OFFICER SIGNATURE

Rick Hanson
PRINTED COMPANY OFFICER NAME

Chief Financial Officer
COMPANY OFFICER TITLE

/s/ Gabriela Whitaker
COMPANY WITNESS SIGNATURE

GENERAL REINSURANCE CORPORATION

and this 19th day of December, 2024,
DATE SIGNED BY GRC

/s/ Richard T. Ruggiero
GRC OFFICER SIGNATURE

Richard T. Ruggiero
PRINTED GRC OFFICER NAME

Senior Vice President
GRC OFFICER TITLE

/s/ Jaclyn Mitchell
GRC WITNESS SIGNATURE

Agreement Master No. 77203

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

EXHIBIT A – EXCESS OF LOSS REINSURANCE (Per Risk) of Commercial Residential Property Business

(Treaty ID No. 5024310)

Attached to and made a part of

Agreement of Reinsurance Master No. 77203

Section 1 – BUSINESS SUBJECT TO THIS EXHIBIT

This Exhibit shall apply to Commercial Residential Property Business written by the Company, which is defined as insurance which is classified in the NAIC form of annual statement as fire, allied lines, and commercial multiple peril (property coverages), except those lines specifically excluded in the section entitled EXCLUSIONS, on Risks wherever located in the State of Florida.

Further, there shall be no coverage under this Exhibit for Named Windstorms. The term “Named Windstorm” shall mean a storm and all other atmospheric perils arising out of such storm that is identified and named as a Tropical Storm or Hurricane by the NHC. The duration of such Named Windstorm shall be deemed to be:

(a)	Beginning at the time a Named Windstorm warning is issued by the NHC for any part of each state in which the Company writes the business reinsured hereunder;

(b)	Continuing for the time period which the Named Windstorm conditions exist anywhere in such state; and

(c)	Ending 72 hours following the termination of the last Named Windstorm warning by the NHC for any part of such state.

“NHC” means the National Hurricane Center of the National Weather Service, operated by the National Oceanographic and Atmospheric Administration of the United States Govern-ment.

Section 2 – COMMENCEMENT

This Exhibit shall apply to new and renewal policies of the Company becoming effective at and after 12:01 A.M., October 29, 2024, and policies of the Company in force at 12:01 A.M., October 29, 2024, with respect to claims and losses resulting from Occurrences taking place at and after the aforesaid time and date, and shall continue in force until terminated in accordance with the provisions of the section entitled TERMINATION.

Section 3 – LIABILITY OF THE REINSURER

The Reinsurer shall pay to the Company, with respect to each Risk of the Company, the amount of Net Loss sustained by the Company in excess of the Company Retention but not exceeding the Limits of Liability of the Reinsurer as set forth in the Schedule of Reinsurance.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

SCHEDULE OF REINSURANCE

Class of Business	Company Retention	Limits of Liability of the Reinsurer
Commercial Residential	$[***]	First Excess Cover: $[***]
Property Business		Second Excess Cover: $[***]
Third Excess Cover: $[***]

The liability of the Reinsurer shall not exceed:

(a)	$[***]under the First Excess Cover nor $[***]under the Second Excess Cover nor $[***]under the Third Excess Cover with respect to all Net Loss on all Risks involved in one Occurrence.

(b)

$[***]under the First Excess Cover nor $[***]under the Second Excess Cover nor $[***]under the Third Excess Cover with respect to all Net Loss on all Risks involved in all Occurrences (including Terrorism Occurrences) taking place during each Agreement Year.

(c)

$[***]under the First Excess Cover nor $[***]under the Second Excess Cover nor $[***]under the Third Excess Cover with respect to all Net Loss arising out of all loss or damage directly or indirectly arising out of, caused by, or resulting from all Terrorism Occurrences taking place during each Agreement Year, regardless of any other cause or event contributing to such loss or damage in any way or at any time, or whether such loss or damage is accidental or intentional.

However, no coverage shall be afforded under this Exhibit for any Net Loss or Adjustment Expense arising out of any loss or damage directly or indirectly arising out of, caused by, or resulting from any Terrorism Occurrence which involves:

(1)	Pathogenic chemical or biological substances, however caused; or

(2)	Nuclear reaction or radiation, or radioactive contamination, however caused; or

(3)	Any other cause or event resulting from (1) or (2) above.

Such Net Loss and Adjustment Expense is excluded regardless of any other cause or event contributing to the loss or damage in any way or at any time, or whether the loss or damage is accidental or intentional.

For purposes of the aggregate limits set forth in sub-paragraphs (b) and (c) above, should the date of termination of this Exhibit coincide with the completion of an Agreement Year, the runoff period, if any, shall be combined with the last completed Agreement Year. Should the date of termination of this Exhibit not coincide with the completion of an Agreement Year, the last completed Agreement Year shall be combined with the remaining period of this Exhibit and the runoff period, if any, to constitute a single Agreement Year.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 4 – ALLOCATION OF ADJUSTMENT EXPENSE

In addition to payments for its share of Net Loss, the Reinsurer shall pay to the Company a share of Adjustment Expense proportionate to the Reinsurer’s share of Net Loss.

Should the amount of a judgment be reduced or should a judgment be reversed outright, the Adjustment Expense incurred in securing such reduction or reversal shall be apportioned between the Company and the Reinsurer in the ratio that each party benefits from such reduction or reversal. The expenses incurred up to the time of the original judgment shall be apportioned between the Company and the Reinsurer in proportion to each party’s interest in such original judgment.

Section 5 – DEFINITIONS

(a)	Company Retention

This term shall mean the amount the Company shall retain for its own account, subject to catastrophe reinsurance; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

(b)	Net Loss

This term shall mean all payments by the Company within the terms and limits of its policies in settlement of claims or losses, excluding Adjustment Expense.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also include 90% of Extra Contractual Obligations.

Subrogation and other recoveries, and amounts due from all other reinsurance (except catastrophe reinsurance) whether collectible or not, shall be deducted to arrive at the amount of the Company’s Net Loss.

If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

Nothing in this definition shall imply that losses are not recoverable hereunder until the Company’s Net Loss has been finally ascertained.

(c)	Adjustment Expense

This term shall mean expenditures by the Company pursuant to the terms of its policies, allocated to an individual claim or loss, and made in connection with the investigation, negotiation, appraisal, litigation, or defense of the claim or loss, including court costs, prejudgment interest, and post judgment interest.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Notwithstanding the provisions of the article entitled MANAGEMENT OF CLAIMS AND LOSSES, this term shall also include (i) legal expenses and costs incurred by the Company in connection with, and allocated to, an individual Extra Contractual Obligation, and (ii) Declaratory Judgment Expense. However, the amount of any Declaratory Judgment Expense that may be included in computation of Adjustment Expense shall not exceed the lesser of the amount of insurance under the policy or the Reinsurer’s Limit of Liability for each Risk under this Exhibit.

This term shall exclude office expenses and the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned company of the Company, except expenses of employees who have been temporarily diverted from their normal duties and assigned to the field adjustment of losses reinsured hereunder.

(d)	Declaratory Judgment Expense

This term shall mean legal expenses and costs incurred by the Company in bringing or in defending a declaratory judgment or other legal action brought to determine the Company’s coverage obligations to its insured with respect to a specific claim under a policy reinsured hereunder. The date on which a Declaratory Judgment Expense is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

(e)	Extra Contractual Obligations

This term shall mean a loss payment which is not covered under any other provision of this Exhibit resulting from an action brought against the Company alleging negligence, bad faith or other wrongdoing in the Company’s handling of any claim otherwise covered under this Exhibit on a policy reinsured hereunder. Such loss shall be inclusive of attorneys’ fees and expenses recoverable from the Company in such action.

The date on which an Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Occurrence.

There shall be no coverage hereunder where the Extra Contractual Obligation has been incurred due to the fraud or criminal conduct of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the investigation, defense or settlement of any claim covered hereunder.

Any insurance or other contract which indemnifies or protects the Company against claims which are the subject matter of this definition shall inure to the benefit of the Reinsurer and shall be deducted to arrive at the amount of the Company’s Net Loss. The Company agrees to pursue a timely recovery under any such insurance or other contract.

Loss otherwise covered hereunder includes punitive damages awarded against the Company where such coverage is permitted by applicable law.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(f)	Risk

The Company shall be the sole judge of what constitutes each Risk, provided:

(1)	A Building shall never be considered more than one Risk; and

(2)

When two or more Buildings are situated at the same general location, the Company may identify on its records at the time of acceptance which Building and/or groups of Buildings constitute each Risk; however, Buildings separated by more than one mile shall always be considered separate Risks.

If such identification is not made at the time of acceptance, each Building shall be considered a separate Risk.

(g)	Building

This term shall mean a structure including all associated coverages whether covered under one or more policies or for one or more original insureds.

(h)	Occurrence

This term shall mean a loss or series of losses arising out of one event.

(i)	Terrorism Occurrence

This term shall mean an Occurrence arising out of any Act of Terrorism, as described in paragraphs (1) and (2) below.

(1)

An Act of Terrorism means an activity, including the threat of an activity or any preparation for an activity, that (a) causes either (i) damage to property, or (ii) injury to persons; and (b) appears to be intended to: (i) intimidate or coerce a civilian population, or (ii) disrupt any segment of an economy, or (iii) influence the policy of a government by intimidation or coercion, or (iv) affect the conduct of a government by destruction, assassination, kidnapping or hostage-taking, or (v) advance a political, religious or ideological cause.

(2)

An Act of Terrorism includes any act authorized by a governmental authority for the purpose of preventing, terminating, countering or responding to any act or threat of terrorism or for the purpose of preventing or minimizing the consequences of any act or threat of terrorism.

(j)	Agreement Year

This term shall mean each twelve-month period commencing on October 29th.

(k)	Company’s Subject Earned Premium

This term shall mean the premium earned by the Company on the business reinsured hereunder, after deduction from such premium earned of the portion paid for reinsurance which inures to the benefit of this Exhibit.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 6 – EXCLUSIONS

This Exhibit shall not apply to:

(a)	Reinsurance assumed by the Company other than reinsurance of primary business assumed from affiliated companies;

(b)

Nuclear incident per the Nuclear Incident Exclusion Clause—Physical Damage—Reinsurance attached hereto. Further, this Exhibit does not apply to loss or damage caused directly or indirectly by nuclear reaction or radiation, or radioactive contamination, but this exclusion does not preclude coverage for loss or damage which are covered under Insurance Services Office, Inc. (“ISO”) basic wordings. If the Company elects to file an exclusion independent of ISO, such exclusion will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer’s prior approval;

(c)

Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations;

(d)	Any liability of the Company arising from its participation or membership in any insolvency fund;

(e)

Any loss or damage directly or indirectly arising out of, caused by, or resulting from war, including undeclared or civil war; warlike action by a military force, including action in hindering or defending against an actual or expected attack, by any government, sovereign or other authority using military personnel or other agents; or insurrection, rebellion, revolution, usurped power or action taken by governmental authority in hindering or defending against any of these. Such loss or damage is excluded regardless of any other cause or event contributing to such loss or damage in any way or at any time;

(f)

Loss, damage, costs or expenses arising out of the release, discharge, dispersal, or escape of pollutants; the extraction, removal, clean up, containment, monitoring, or detoxification of pollutants; or the removal, restoration, or replacement of polluted land or water; however, this exclusion does not apply to (1) coverage for loss, damage, costs, or expenses which are covered under ISO or American Association of Insurance Services, Inc. (“AAIS”) basic wordings; (2) any Risk located in a jurisdiction which has not approved the ISO or AAIS wordings; or (3) where other regulatory constraints prohibit the Company from implementing such wordings. If the Company elects to file an endorsement independent of ISO or AAIS, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurer and received the Reinsurer’s prior approval. Nevertheless, if the insured elects any options for additional coverage or for limits in excess of the basic limits, such options will not be covered hereunder even if such options are provided by or covered under ISO or AAIS wordings;

(g)	Business classified as Boiler and Machinery, Equipment Breakdown or Machinery Breakdown, howsoever styled; ‡60

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(h)

Insurance on growing crops; fidelity, credit insurance, financial guaranty, residual value and insolvency business; mortgage impairment insurance and similar kinds of insurance; and insurance on animals under so-called “mortality” or “fertility” policies; all howsoever styled;

(i)	Difference in conditions insurance and similar kinds of insurance, howsoever styled; ‡60

(j)	Railroad rolling stock;

(k)	Offshore property Risks;

(l)	Watercraft, other than watercraft insured under a standard homeowners policy; ‡60

(m)

Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $10,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm or earthquake; ‡60

(n)	Satellites, including any related business interruption or cargo;

(o)	Inland marine business;

(p)

Losses with respect to overhead transmission and distribution lines (including those used by cable operators and telecommunications providers) and their supporting structures, other than those on or within 500 feet of the insured premises. However, public utilities extension and/or suppliers extension and/or contingent business interruption coverage are not subject to this exclusion, provided these are not part of a transmitters’ or distributors’ policy; ‡60

(q)	Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils; ‡60

(r)

Insurance against flood, surface water, waves, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not, except when written in conjunction with fire and otherwise eligible perils; ‡60

(s) (1)	Any cost to replace or restore

(i) Electronic Data; or

(ii) Information on Valuable Papers and Records which exist as Electronic Data; and

(2)	Any coverage for business income or extra expense arising out of a suspension of operations caused by the destruction or corruption of (1)(i) or (1)(ii) above.

Electronic Data means information, facts or computer programs stored as or on, created or used on, or transmitted to or from computer software (including systems and applications software), on hard or floppy disks, CD-ROMs, tapes, drives, cells, data processing devices or any other repositories of computer software which are used with electronically controlled equipment. The term “computer programs”, referred to

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

in the foregoing description of Electronic Data, means a set of related electronic instructions which direct the operations and functions of a computer or device connected to it, which enable the computer or device to receive, process, store, retrieve or send data. Valuable Papers and Records include but are not limited to proprietary information, books of account, deeds, manuscripts, abstracts, drawings and card index systems.

However, this exclusion does not apply to costs and coverages which are covered under ISO 2002 Commercial Property, ISO 2006 Businessowners, AAIS 2012 Businessowners, or AAIS 2002 Commercial Output Program Property and Income basic wordings, or subsequent editions of such basic wordings. Nevertheless, if the insured elects any options for additional coverage or for limits in excess of the basic limits, such options will not be covered hereunder even if such options are provided by or covered under ISO or AAIS wordings.

(t)	Any Data Breach or Cyber insurance policy form, coverage form or coverage endorsement.

(u)	Any liability, loss, damage, cost or expense of whatsoever nature directly or indirectly caused by, arising out of, resulting from or in connection with:

(1)

Any actual, alleged, or threat of infectious disease, including but not limited to diseases arising out of coronaviruses, regardless of any other cause or event contributing concurrently or in any other sequence to the loss;

(2)	Any action taken or failure to take action in controlling, preventing, suppressing or in any way responding to such actual, alleged, or threat of infectious disease.

If the Company is bound, without the knowledge of and contrary to the instructions of the Company’s supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions followed by “‡60” above, the exclusions otherwise applicable shall be suspended with respect to such business or exposures for a period extending until 60 days after the date when an underwriting supervisor of the Company acquires knowledge thereof. However, if the Company elects to cancel the policy during the aforementioned 60-day period and is prevented from doing so within such period due to statute or regulation, the policy shall remain covered hereunder until the earliest date on which the Company may legally effectuate cancellation, but in no event past the second anniversary of the policy following the date the underwriting supervisor of the Company acquires such knowledge.

Section 7 – OTHER REINSURANCE

The obligations of the Company to reinsure business falling within the scope of this Exhibit and of the Reinsurer to accept such reinsurance are mandatory and no other reinsurance (either facultative or treaty) is permitted, except catastrophe reinsurance and other reinsurance described below.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

When the amount of insurance written by the Company on an individual Risk exceeds $[***], the Company may purchase facultative excess of loss or facultative share reinsurance for the excess amount on such Risk. The Company may also purchase facultative excess of loss or facultative share reinsurance within the liability of the Reinsurer if, in the underwriting judgment of the Company, the Reinsurer will be benefited thereby. In no event, however, shall such facultative reinsurance reduce the amount required with respect to the Company Retention.

Section 8 – REINSURANCE PREMIUM

The Company shall pay to the Reinsurer a reinsurance premium equal to the applicable percentage of the Company’s Subject Earned Premium:

(a)	First Excess Cover: [***]%, subject to a minimum reinsurance premium of $[***]and a deposit reinsurance premium of $[***]for each Agreement Year;

(b)	Second Excess Cover: [***]%, subject to a minimum reinsurance premium of $[***]and a deposit reinsurance premium of $[***]for each Agreement Year;

(c)	Third Excess Cover: [***]%, subject to a minimum and deposit reinsurance premium of $[***]for each Agreement Year.

For purposes of sub-paragraphs (a) through (c) above, should the termination date of this Exhibit not coincide with the completion of an Agreement Year, the minimum and deposit reinsurance premiums set forth above shall be prorated for the remaining period of this Exhibit.

Section 9 – AUTOMATIC REINSTATEMENT

The Limits of Liability of the Reinsurer with respect to each Risk shall be reduced by an amount equal to the amount of liability paid by the Reinsurer, but that part of the liability of the Reinsurer that is so reduced shall be automatically reinstated from the date of the Occurrence for which payment is made; however, the Limits of Liability of the Reinsurer under the First, Second and Third Excess Covers with respect to all Risks in all Occurrences taking place during each Agreement Year shall not exceed the amounts set forth in the section entitled LIABILITY OF THE REINSURER. In consideration of this automatic reinstatement:

(a)

For the first $[***]so reinstated in the First Excess Cover, the Company shall pay to the Reinsurer an additional reinsurance premium that shall be the product of [***]% of the reinsurance premium for such Excess Cover as set forth in the section entitled REINSURANCE PREMIUM for the Agreement Year multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by $[***];

(b)	For the next $[***]so reinstated in the First Excess Cover, there shall be no additional reinsurance premium;

(c)

For each amount so reinstated in the Second Excess Cover, the Company shall pay to the Reinsurer an additional reinsurance premium that shall be the product of [***]% of the reinsurance premium for such Excess Cover as set forth in the section entitled REINSURANCE PREMIUM for the Agreement Year multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by $[***];

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(d)

For each amount so reinstated in the Third Excess Cover, the Company shall pay to the Reinsurer an additional reinsurance premium that shall be the product of [***]% of the reinsurance premium for such Excess Cover as set forth in the section entitled REINSURANCE PREMIUM for the Agreement Year multiplied by the amount of the reinstated Limit of Liability of the Reinsurer divided by $[***].

Section 10 – REPORTS AND REMITTANCES

(a)	Reinsurance Premium

On October 29th; January 29th; April 29th and July 29th of each Agreement year, the Company shall pay to the Reinsurer one quarter of the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM. Within 45 days after the close of each Agreement Year, the Company shall render to the Reinsurer a report of the Company’s Subject Earned Premium during the Agreement Year. The Company shall calculate the reinsurance premium thereon and shall balance such amount against the deposit reinsurance premium previously paid for the Agreement Year. Any difference due the Reinsurer shall be remitted by the Company with such report. Any difference due the Company, subject to the minimum reinsurance premium, shall be remitted by the Reinsurer promptly but within no more than 45 days after receipt of such report.

(b)	Claims and Losses

The Company shall report promptly to the Reinsurer, but within no more than 60 days after the Company becomes aware that the claim or loss falls within one of the criteria listed below:

(1)	Each claim or loss which, in the Company’s opinion, may involve the reinsurance afforded by this Exhibit;

(2)	Any circumstances which, in the judgment of the Company, may result in an Extra Contractual Obligation against the Company;

(3)	Any action brought against the Company alleging bad faith arising from the Company’s handling of a claim otherwise covered under this Exhibit;

(4)	Any declaratory judgment action brought by or against the Company.

The Company shall advise the Reinsurer of the estimated amount of Net Loss and Adjustment Expense in connection with each such claim or loss and of any subsequent changes in such estimates.

Promptly upon receipt of a definitive statement of Net Loss and Adjustment Expense from the Company, but within no more than 25 days after receipt of such statement, the Reinsurer shall pay to the Company the Reinsurer’s portion of Net Loss and the Reinsurer’s portion of Adjustment Expense, if any. The Company shall report to the Reinsurer any subsequent changes in the amount of Net Loss and/or Adjustment Expense, and the amount due either party shall be remitted promptly, but within no more than 25 days after receipt of such report.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(c)	P.C.S. Catastrophe Bulletins

The Company shall furnish to the Reinsurer, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

(1)	The preliminary estimates of the amount recoverable from the Reinsurer;

(2)	The Reinsurer’s portion of claims, losses, and Adjustment Expenses paid less salvage recovered during each calendar quarter;

(3)	The Reinsurer’s portion of reserves for claims, losses, and Adjustment Expenses at the end of each calendar quarter.

(d)	General

In addition to the reports required by (a), (b), and (c) above, the Company shall furnish such other information as may be required by the Reinsurer for the completion of the Reinsurer’s quarterly and annual statements and internal records.

All reports shall be rendered on forms or in format acceptable to the Company and the Reinsurer.

Section 11 – TERMINATION

Either party may terminate this Exhibit at any time by sending to the other at least 90 days’ advance written notice of termination, stating the time and date such termination shall be effective. Notice shall be sent to the other party’s principal office, to the attention of a senior officer, by certified mail with return receipt or by nationally or internationally recognized courier service with evidence of delivery.

The Reinsurer shall not be liable for claims and losses resulting from Occurrences taking place at and after the effective time and date of termination.

However, if any of the events listed in paragraphs (a) through (h) below (the “Special Termination Events”) should take place, the Reinsurer shall have the option of terminating this Exhibit immediately upon written notice to the Company for any event described in paragraphs (a) through (b) below, or with 30 days’ advance written notice to the Company for any event described in paragraphs (c) through (h) below. Notice shall be sent to the Company’s principal office, to the attention of a senior officer, by certified mail with return receipt or by nationally or internationally recognized courier service with evidence of delivery.

If termination takes place because of a Special Termination Event, within 45 days after the date of termination, the Company shall render to the Reinsurer a report of the Company’s Subject Earned Premium for the period from the end of the last full Agreement Year to the termination date of this Agreement. The Company shall calculate the reinsurance premium thereon and shall balance such amount against the deposit reinsurance premium previously paid for such period. Any difference due the Reinsurer shall be remitted by the Company with such report. Any difference due the Company, subject to the minimum reinsurance premium, shall be remitted by the Reinsurer promptly but within no more than 45 days after receipt of such report.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Special Termination Events:

(a)	A state insurance department or other competent authority has ordered the Company to cease writing business or has placed the Company under any form of regulatory supervision;

(b)

The Company has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

(c)	The Company’s policyholder’s surplus has been reduced by 20% or more of the amount of its policyholder’s surplus at the inception of this Exhibit or at the latest anniversary of this Exhibit;

(d)	The Company fails to provide the Reinsurer with timely payment as required by the Exhibit;

(e)	The Company fails to provide the Reinsurer access to Company records in accordance with the terms of this Exhibit/Agreement;

(f)	The Company’s financial strength rating has been suspended or withdrawn, or has been assigned or downgraded to a Demotech rating of less than A and a Kroll Bond Rating Agency rating of less than A;

(g)	The Company’s Total Adjusted Capital has fallen below 200% of the NAIC Risk Based Capital Authorized Control Level; or

(h)

The Company has announced its intent to or has merged with or become acquired or controlled by any company, corporation, or individual(s) not controlling the Company’s operations at the inception of this Exhibit.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ATTACHMENT

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - USA

N.M.A. 1119

(1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

(2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

(i)	Nuclear reactor power plants including all auxiliary property on the site, or

(ii)	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

(iii)

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

(iv)	Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

(3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

(a)	where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

(5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

(6) The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

(7) The Company to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

(a)

all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

GENERAL REINSURANCE CORPORATION

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(b)

with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

GENERAL REINSURANCE CORPORATION